Exhibit 99.1

INFINITY NATURAL RESOURCES COMPLETES

TRANSFORMATIONAL $1.2 BILLION ACQUISITION OF OHIO

UTICA ASSETS

Transaction Supported by $350 Million Strategic Equity Investment from Quantum Capital Group and

Carnelian Energy Capital Management

February 23, 2026

Morgantown, West Virginia—Infinity Natural Resources, Inc. (“Infinity” or the “Company”) (NYSE: INR) today announced the successful completion of its transformational $1.2 billion acquisition of upstream and midstream assets in the Ohio Utica Shale from Antero Resources Corporation and Antero Midstream Corporation (the “Transaction”). Announced on December 8, 2025, the Transaction represents INR’s acquisition of an undivided 60% interest, increased from the originally announced 51% interest following the Company’s previously announced $350 million strategic equity investment from Quantum Capital Group (“Quantum”) and Carnelian Energy Capital Management (“Carnelian”) that closed simultaneously with the Transaction. In addition to using proceeds from the strategic equity investment, the Transaction was funded through Infinity’s existing credit facility and cash on hand, requiring no additional equity issuance.

The addition of these assets to Infinity’s portfolio significantly enhances the Company’s position in the core Ohio Utica Shale, adding approximately 71,000 net horizontal acres in the core of the Utica Shale concentrated in Ohio’s Guernsey, Belmont and Harrison counties, and 110+ undeveloped long lateral drilling locations totaling 1.6 million lateral feet across volatile oil, rich gas and dry gas windows, on an 8/8ths basis. The midstream and marketing assets include 141 miles of high- and low-pressure gathering lines with 600 mmcf/d throughput capacity, providing immediate vertical integration benefits and substantial operational synergies.

In connection with the closing of the preferred investment, Matt Kelly from Carnelian was appointed to the Board of Directors, and Brian Seline and Sarah James from NGP resigned from the Board.

“This transformational acquisition represents a hand-in-glove fit with our existing Ohio operations and further solidifies our compelling long-term growth platform,” said Zack Arnold, President and Chief Executive Officer of Infinity Natural Resources. “We are acquiring a position we know very well that provides us with the opportunity to demonstrate our capabilities to deliver shareholder value through our best-in-class operations and focused development of the area. The combination of high-quality acreage, extensive drilling inventory, and integrated midstream infrastructure augments our capital efficiency and returns while positioning us to capitalize on the significant development opportunities in the Ohio Utica core.

“We are also pleased to have Quantum and Carnelian as strategic partners. Their energy sector expertise and collaborative approach make them ideal long-term partners for Infinity, and we welcome Matt Kelly to the Board. We’d also like to thank Brian Seline and Sarah James for their invaluable service to our Board and Company. NGP’s contributions have been integral in supporting our growth and execution for many years,” concluded Mr. Arnold.

“With our reduced ownership percentage after the preferred investment, we felt this was the right time to step away from the Board. We are excited about the future of Infinity and feel confident in the newly constructed Board to continue Infinity’s strategic growth and execution,” said Brian Seline, Partner at NGP.

The transaction creates substantial operational and financial benefits for Infinity:

•

Combined pro forma Ohio Utica position of approximately 102,000 net acres propels Infinity to a leading operator position in the basin while expanding total company inventory to 575 locations, including 347 high-quality Ohio Utica locations, normalized to 10,000 feet

•

Average lateral length of approximately 13,700 feet for Utica locations opens immediate access to multiple development windows across oil, rich gas, and dry gas zones while creating significant optimization opportunities through extended laterals

•

Expected $25 million in annual synergies from operational integration and midstream optimization is expected to accelerate Adjusted EBITDAX margins, operating cash flow, and production per share metrics

•	Transaction-driven Adjusted EBITDAX growth acceleration and the preferred investment position the Company to achieve net leverage at or below 1.0x by year-end 2026

Infinity plans to operate two rigs during 2026 to accelerate development. The acquired Ohio Utica assets’ substantial untapped development potential, supported by midstream infrastructure that is well-positioned to accommodate growth, creates a compelling runway for value creation. The Company’s strategic approach is expected to drive significant production growth while maintaining focus on high-return locations. Additional details regarding the Company’s 2026 outlook will be provided when Infinity reports its fourth quarter and full year 2025 financial results in March.

About Infinity

Infinity (NYSE: INR) is a growth oriented, free cash flow generating, independent energy company focused on the acquisition, development, and production of hydrocarbons in the Appalachian Basin. Our operations are focused on the Utica Shale in eastern Ohio as well as our stacked dry gas assets in both the Marcellus and Utica Shales in southwestern Pennsylvania.

Cautionary Statement Regarding Forward-Looking Statements

This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact, included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, future commodity prices, future production targets, leverage targets or debt repayment, hedging strategy, future capital spending plans, capital efficiency, our ability to make share repurchases, expected drilling and completions plans and projected well costs are forward-looking statements. When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made.

Such statements are subject to a number of assumptions, risks and uncertainties, including those incident to the development, production, gathering and sale of oil, natural gas and NGLs, most of which are difficult to predict and many of which are beyond the control of the Company. These include, but are not limited to, our failure to realize, in full or at all, the anticipated benefits of the preferred investment and the Transaction, including synergies; commodity price volatility; inflation; lack of availability and cost of drilling, completion and production equipment and services; supply chain disruption; project construction delays; environmental risks; drilling, completion and other operating risks; lack of availability or capacity of midstream gathering and transportation infrastructure; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the concentration of the Company’s operations in the Appalachian Basin; difficult and adverse conditions in the domestic and global capital and credit markets; impacts of geopolitical events and world health events, including trade wars; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; potential financial losses or earnings reductions resulting from the Company’s commodity price risk management program or any inability to manage its commodity risks; failure to realize expected value creation from property acquisitions and trades; weather related risks; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and the Company’s inability to re-establish production; the Company’s ability to service its indebtedness; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; risks related to the Company’s ability to expand its business, including through the recruitment and retention of qualified personnel; and the other risks described in our filings with the SEC, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimates depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any future production and development program. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in our other filings we make with the SEC, for a discussion of the risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. As a result, actual outcomes and results could materially differ from what is expressed, implied to forecast in such statements. Therefore, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Thomas Marchetti

Vice President, Investor Relations

Infinity Natural Resources, Inc.

Email: ir@infinitynr.com

Source: Infinity Natural Resources, Inc.